EXHIBIT 3.4

                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                             FEDERAL IDENTIFICATION
                       MICHAEL JOSEPH CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                              ARTICLES OF AMENDMENT
                     General Laws, Chapter 156B, Section 72

                                                          Federal Identification
                                                                  NO. 04-2741310



We, Bernard A. Clark,                                            President/, and
Joseph D. Campbell                                                      Clerk/of

                               LUXTEC CORPORAITON
                           (EXACT Name of Corporation)

                Located at 326 Clark Street, Worcester MA 01606
                      ------------------------------------
                     (MASSACHUSETTS Address of Corporation)



do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED 3
--------------------------------------------------------------------------------

of the Articles of Organization were duly adopted at a meeting held on April 9, 1992, by votes of

10,074,640 shares of      Common Stock     out of 14,011,986 shares outstanding,
                       ------------------
                 type, class & series (if any)

           shares of                         out of      shares outstanding, and
                       ------------------
                 type, class & series (if any)

           shares of                         out of      shares outstanding, and
                       ------------------
                 type, class & series (if any)

CROSS OUT
INAPPLICABLE
CLAUSE

     (1) being at least a majority of each type, class or series outstanding and entitled to vote thereon:

          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXX

                                  SEE EXHIBIT A


(1) For amendment adopted pursuant to Chapter 156B, Section 70.
(2) For amendment  adopted  pursuant to Chapter  156B,  Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

TO CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

<BTB>
The total presently authorized is:

------------------------------------------------------------ ----- -----------------------------------------------------------------
                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHARES          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
COMMON:                                                            COMMON:              20,000,000              S.001
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

PREFERRED:                                                         PREFERRED:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

CHANGE the total authorized to:


------------------------------------------------------------ ----- -----------------------------------------------------------------
                 WITHOUT PAR VALUE STOCKS                                                WITH PAR VALUE STOCKS
------------------------------------------------------------ ----- -----------------------------------------------------------------
         TYPE                    NUMBER OF SHARES                         TYPE             NUMBER OF SHEARS          PAR VALUE
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------
COMMON:                                                            COMMON:              2,000,000               S.01
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

PREFERRED:                                                         PREFERRED:
----------------------- ------------------------------------ ----- -------------------- ----------------------- --------------------

                                    EXHIBIT A


Voted: That, upon approval of the proposed one-for-ten reverse stock split of the Corporation's Common Stock, par value $.001 per share, Article 3 of the Corporation's Articles of Organization as amended to date, shall be amended as follows:

         Article 3 shall be amended so that the Corporation shall be authorized to issue one class of stock to be designated "Common stock". The total number of shares of Common Stock which the Corporation shall have authority to issue is Two Million (2,000,000) with a par value of one cent ($.01) per share.

         At the effective time of this amendment each share of Common Stock, par value $0.001 per share, authorized immediately prior to this amendment shall be reclassified into one-tenth of one fully paid non-assessable share of Common Stock, par value $0.01 per share, so that every ten shares of common Stock par value $0.001 per share, authorized immediately prior to this amendment shall be combined together to form on full share of Common Stock par value $0.01 par share. Certificates for fractional shares of Common Stock will not be issued by reason for this amendment and instead a whole share will be issued to any stockholder entitled to a fraction of a share.

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty day after such filing, in which event the amendment will become effective on such late date. EFFECTIVE DATE: April 10, 1992

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJULY, we have hereunto signed our names this 9th day of April, in the year 1992.


                                                                       President
--------------------------------------------------------------------------------

                                                                           Clerk
--------------------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

================================================================================


I hereby approve the within restated articles of amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 10th day of April 1992.



                             -----------------------
                               Michael J. Connolly
                               Secretary of State




                         TO BE FILLED IN BY CORPORATION
                  PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT


                           Mitchell S. Bloom, Esquire
                           Testa, Hurwitz & Thibeault
                           Exchange Place, Suite 1700
                                Boston, MA 02109
                            Telephone (617) 248-7425